Exhibit 99.1

   BOOTS & COOTS REPORTS THIRD QUARTER RESULTS; RESPONSE AND WELL INTERVENTION
                     BOTH STRONG PERFORMERS FOR THE QUARTER

    HOUSTON, Nov. 7 /PRNewswire-FirstCall/ -- Boots & Coots International Well Control, Inc. (Amex: WEL), reported net income attributable to common stockholders of $3.4 million, or $0.05 per diluted share, for the third quarter ended September 30, 2006 compared to a loss of $0.7 million, or $(.02) per diluted share, for the same three months in 2005. Revenues for the three months were $28.3 million compared to $4.6 million in the third quarter of 2005. The company reported EBITDA (defined as earnings before interest, income taxes, depreciation and amortization; see the reconciliation and rationale for this non-GAAP financial measure below) of $7.2 million for the 2006 third quarter compared to $0.3 million for the 2005 third quarter. The 2006 third quarter includes the operating results for the hydraulic well control business acquired, effective as of March 1, 2006.

    For the nine months ended September 30, 2006, the Company reported net income attributable to common stockholders of $7.3 million, or $0.13 per diluted share, compared to $0.7 million, or $0.02 per diluted share for the same nine month period in 2005. Revenues for the nine months were $63.3 million compared to $23.7 million for the same period last year. EBITDA was $15.8 million for the 2006 nine month period compared to $3.3 million for the 2005 nine month period. The 2006 nine month period includes operating results for the hydraulic well control business from March 1 through September 30. The Company recognized an effective tax rate of 34.9% for the 2006 nine month period compared to 39.5% for the 2005 nine month period.

    Business Segment Results

    Well Intervention

    For the 2006 third quarter, the Well Intervention segment generated revenues of $21.3 million and EBITDA of $4.4 million compared to $3.1 million in revenues and $0.3 million in EBITDA in the 2005 third quarter, reflecting a revenue increase of 585% and an EBITDA increase of 1431%. These increases were due primarily to the inclusion of results for the hydraulic well control business from and after March 1, 2006, the effective date of the acquisition, and year-over-year growth in the Company's Safeguard services of 63%. The hydraulic well control business contributed $15.7 million of revenues and $3.4 million of EBITDA in the third quarter of 2006. For the first nine months of 2006, Well Intervention generated $54.1 million of revenues and $12.3 million of EBITDA, up 424% and 465%, respectively, compared to revenues of $10.3 million and EBITDA of $2.1 million for the same period last year. The hydraulic well control business contributed $38 million of revenues and $10.9 million of EBITDA for the period from March 1, 2006 to September 30, 2006.

    Response

    For the 2006 third quarter, the Response segment generated revenues of $7.0 million and EBITDA of $2.8 million compared to $1.5 million in revenue and negative $27,000 of EBITDA in the 2005 third quarter. For the first nine months of 2006, the Response segment generated $9.1 million of revenue and $3.5 million of EBITDA compared to $13.3 million of revenue and EBITDA of $1.2 million for the first nine months of 2005. Revenues were lower in the current year nine months due to the high level of work performed in Iraq during the prior year time period. Margins improved during both periods due to reduced third party pass-through charges, favorable pricing and operating leverage gained on increased activity.

    "The strong results across the board are a testimonial to the intrinsic value we provide our customers and to our expertise and leadership in the pressure control industry," stated Jerry Winchester, President and Chief Executive Officer. "Response activity has been strong and we have benefited from our expanded international locations which allow us to significantly reduce response time during critical operations."

    "Growth in our Well Intervention segment continues to be strong: on a proforma basis, revenues from this segment of our business grew by over 56% as compared to the prior year nine month period as both our hydraulic well control and Safeguard businesses reported strong quarters. Utilization of our hydraulic units was 36.3% during the third quarter of 2006, which represents an 8% year-over-year increase on a proforma basis."

    During the first quarter, the Company adopted Statement of Financial Accounting Standards No. 123 (revised 2004), which requires the measurement and recognition of compensation expense for all share-based payment awards made to employees, consultants and directors; including employee stock options based on estimated fair values. For the current quarter and nine months, the Company incurred non-cash charges of $0.4 million, or $0.01 per diluted share, and $1.0 million, or $0.02 per diluted share, respectively, related to share based awards as compared to zero in both comparable periods in 2005.

    Conference Call

    Boots & Coots will hold its quarterly conference call to discuss 2006 third quarter results tomorrow, November 8, at 10:00 a.m. Central Time (11:00 a.m. Eastern Time). The dial-in number for the call is 800-320-2978, passcode 'Boots & Coots'. To listen to the live Webcast, log on to http://www.bncg.com/investor/invest.htm and click on the 2006 Third Quarter Earnings Webcast link. A replay of the Webcast will be available on the investor relations page of the company's Website within 24 hours of the call. The call will also be available for replay for 30 days by dialing 888-286- 8010, passcode 62669787. A copy of this press release and any other financial information about the period to be presented will be available at the Investor Relations section of the company's Website.

    About Boots & Coots

    Boots & Coots International Well Control, Inc., Houston, Texas, provides a suite of integrated oilfield services centered on the intervention, emergency response and restoration of blowouts and well fires as well as hydraulic workover/snubbing and hot tapping services around the world. Our current business segments are "Well Intervention" and "Response". The Well Intervention segment consists of services that are designed to reduce the number and severity of critical well events and enhance production for oil and gas operators. The scope of these services includes training, contingency planning, well plan reviews, audits, inspection services and engineering services offered through our Safeguard programs and services offered in conjunction with our WELLSURE(R) risk management program. This segment also includes services performed by hydraulic workover and snubbing units that are used to enhance production of oil and gas wells. The Response segment consists of personnel, equipment and services provided during an emergency response such as a critical well event or a hazardous material response. These services include snubbing and other workover services provided during a response. For more information, visit the Company's web site at http://www.boots-coots.com .

    Certain statements included in this news release are intended as "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. Boots & Coots cautions that actual future results may vary materially from those expressed or implied in any forward-looking statements. More information about the risks and uncertainties relating to these forward- looking statements are found in Boots & Coots' SEC filings, which are available free of charge on the SEC's web site at http://www.sec.gov . Company contact: Gabriel Aldape, Chief Financial Officer, 281-931-8884, investorrelations@bncg.com .

                               (Tables to follow)

                 BOOTS & COOTS INTERNATIONAL WELL CONTROL, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                   (000's except share and per share amounts)
                                   (Unaudited)

                                 Three Months Ended              Nine Months Ended
                                    September 30,                  September 30,
                             ---------------------------    ----------------------------
                                 2006           2005            2006            2005
                             ------------   ------------    ------------    ------------
REVENUES(a)                  $     28,293   $      4,612    $     63,285    $     23,664

COST OF SALES,
 excluding depreciation
  and amortization                 15,329          1,846          33,437          12,520

  Gross Margin                     12,964          2,766          29,848          11,144

OPERATING EXPENSES                  4,401          1,842          10,732           5,822
SELLING, GENERAL AND
 ADMINISTRATIVE
  EXPENSES                          1,295            662           3,113           1,989
OTHER OPERATING EXPENSES               62            ---             174             ---
DEPRECIATION AND
 AMORTIZATION                       1,438            152           3,466             592

Operating Income                    5,768            110          12,363           2,741

INTEREST EXPENSE AND
 OTHER, net                           760             85           2,109             523

INCOME BEFORE INCOME
 TAXES                              5,008             25          10,254           2,218
INCOME TAX EXPENSE                  1,639            494           3,575             877

Net Income(loss)                    3,369           (469)          6,679           1,341

Preferred Dividend
 Requirements AND
  accretions                          ---            222            (616)            649

Net Income(loss)
 Attributable to COMMON
  STOCKHOLDERS               $      3,369   $       (691)   $      7,295    $        692

Basic Earnings(Loss)
 per Common Share:           $       0.06   $      (0.02)   $       0.14    $       0.02

Weighted Average Common
 Shares Outstanding -
  Basic                        58,696,000     29,499,000      52,047,000      29,497,000

Diluted Earnings(Loss)
 per Common Share:           $       0.05   $      (0.02)   $       0.13    $       0.02

Weighted Average Common
 Shares Outstanding -
  Diluted                      62,076,000     29,499,000      55,315,000      31,376,000

     (a) Revenues for the nine months ended September 30, 2005 include $5,341 of pass-through third-party charges related to one large job for personnel security. A lower level of charges were applicable for the nine months ended September 30, 2006.

    Information concerning operations in different business segments for the three and nine months ended September 30, 2006 and 2005 is presented below. Certain reclassifications have been made to the prior periods to conform to the current presentation.

                                     (unaudited)                    (unaudited)
                                 Three Months Ended              Nine Months Ended
                                    September 30,                  September 30,
                             ---------------------------    ---------------------------
                                 2006           2005            2006           2005
                             ------------   ------------    ------------   ------------
Revenues
  Well Intervention          $     21,311   $      3,109    $     54,148   $     10,339
  Response                          6,982          1,503           9,137         13,325
                             $     28,293   $      4,612    $     63,285   $     23,664

EBITDA(a)
  Well Intervention          $      4,426   $        289    $     12,292   $      2,174
  Response                          2,780            (27)          3,537          1,159
                             $      7,206   $        262    $     15,829   $      3,333

Depreciation and
 Amortization (b)
  Well Intervention          $      1,340   $         86    $      3,325   $        238
  Response                             98             66             141            354
                             $      1,438   $        152    $      3,466   $        592

Operating Income (Loss)
  Well Intervention          $      3,086   $        203    $      8,967   $      1,936
  Response                          2,682            (93)          3,396            805
                             $      5,768   $        110    $     12,363   $      2,741

     (a) EBITDA represents earnings before interest, taxes, depreciation and amortization. See the reconciliation and rationale for this non-GAAP financial measure below.
     (b) Depreciation has been charged to each segment based upon specific identification of expenses and an allocation of remaining non- segment specific expenses pro rata between segments based upon relative revenues.

                 BOOTS & COOTS INTERNATIONAL WELL CONTROL, INC.
           RECONCILIATION BETWEEN CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS AND EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION
                                 (in thousands)
                                   (unaudited)

                                  Three Months Ended             Nine Months Ended
                                    September 30,                  September 30,
                             ---------------------------    ---------------------------
                                 2006           2005            2006           2005
                             ------------   ------------    ------------   ------------
Net Income (Loss)            $      3,369   $       (469)   $      6,679   $      1,341
Income Tax Expense           $      1,639   $        494    $      3,575   $        877
Interest Expense and
 Other, net                  $        760   $         85    $      2,109   $        523
Depreciation and
 Amortization                $      1,438   $        152    $      3,466   $        592
Earnings Before
 Interest, Taxes,
  Depreciation and
   Amortization
   (EBITDA)(a)               $      7,206   $        262    $     15,829   $      3,333

     (a) Earnings before Interest, Income taxes, Depreciation, Depletion and Amortization ("EBITDA") is a non-GAAP financial measure, as it excludes amounts or is subject to adjustments that effectively exclude amounts, included in the most directly comparable measure calculated and presented in accordance with GAAP in financial statements. "GAAP" refers to generally accepted accounting principles in the United States. Non-GAAP financial measures disclosed by management are provided as additional information to investors in order to provide them with an alternative method for assessing our financial condition and operating results. These measures are not in accordance with, or a substitute for, GAAP, and may be different from or inconsistent with non-GAAP financial measures used by other companies. Pursuant to the requirements of Regulation G, whenever we refer to a non-GAAP financial measure, we also present the most directly comparable financial measure and presented in accordance with GAAP, along with a reconciliation of the differences between the non-GAAP financial measure and such comparable GAAP financial measure. Management believes that EBITDA may provide additional information with respect to the Company's performance or ability to meet its debt service and working capital requirements.

                 BOOTS & COOTS INTERNATIONAL WELL CONTROL, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (in thousands)

                                         September 30,    December 31,
                                             2006            2005
                                          (unaudited)
                                         -------------   -------------
Current Assets                           $      50,075   $      10,598

Current Liabilities (a)                  $      22,939   $       7,033

Total Working Capital (b)                $      27,136   $       3,565

Total Assets                             $      95,021   $      14,767

Long-Term Debt and Notes Payable (c)     $      32,162   $       3,939

Total Liabilities                        $      61,809   $      10,972

Total Stockholders' Equity               $      33,212   $       3,795

     (a) December 31, 2005 includes $259 for the current portion of Troubled Debt Restructuring interest related to the 2000 refinancing of the Prudential Loan Agreement. The remaining amount at March 1, 2006 was credited to income as a result of the March 1, 2006 refinancing and acquisition.

     (b) The Company defines Working Capital as all current assets, including cash, less all current liabilities which includes current maturities of long-term debt.

     (c) Net of current maturities of long-term debt. December 31, 2005 includes $339 for the long-term portion of Troubled Debt Restructuring interest related to the 2000 refinancing of the Prudential Loan Agreement. The remaining amount at March 1, 2006 was credited to income as a result of the March 1, 2006 refinancing and acquisition.

    Investor Contact:  Jennifer Tweeton
                       VOLLMER
                       713-970-2100
                       jennifert@vollmerpr.com

SOURCE  Boots & Coots International Well Control, Inc.
    -0-                             11/07/2006
    /CONTACT: investors, Jennifer Tweeton of VOLLMER, +1-713-970-2100, or jennifert@vollmerpr.com , for Boots & Coots International Well Control, Inc./
    /Web site:  http://www.boots-coots.com
                http://www.bncg.com/investor/invest.htm /
    (WEL)